Exhibit 99.2

CHRISTIAN DISPOSAL, LLC
AND SUBSIDIARY

UNAUDITED
CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2015 and 2014

CHRISTIAN DISPOSAL, LLC AND SUBSIDIARY

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
TABLE OF CONTENTS

Page
CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Consolidated Balance Sheets	1

Unaudited Consolidated Statements of Operations	2

Unaudited Consolidated Statements of Cash Flows	3

Notes to the Unaudited Consolidated Financial Statements	4

CHRISTIAN DISPOSAL, LLC AND SUBSIDIARY

UNAUDITED CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

	September 30,	December 31,
	2015	2014
Assets	(UNAUDITED)

Current assets:
Cash	$714,858	$182,784
Accounts receivable, net of allowance of $456,633 and $456,633, respectively	1,013,355	1,153,269
Prepaid expenses	90,020	214,302

Total current assets	1,818,233	1,550,355

Property, plant and equipment
At cost, net of accumulated depreciation of $8,521,348 and $7,666,308, respectively	4,045,139	4,148,282

Other assets:
Deposits	-	20,000

Total other assets	-	20,000

Total assets	$5,863,372	$5,718,637

Liabilities and Member's Equity

Current liabilities:
Accounts payable and accrued expenses	$1,002,622	$246,058
Deferred revenue	920,942	948,826
Current portion of long-term debt	300,697	308,814

Total current liabilities	2,224,261	1,503,698

Long-term debt, net of current portion	395,342	622,126

Total liabilities	2,619,603	2,125,824

Member's equity:
Member's equity	3,243,769	3,592,813

Total liabilities and member's equity	$5,863,372	$5,718,637

See accompanying notes to the financial statements.

CHRISTIAN DISPOSAL, LLC AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

	2015	2014
	(UNAUDITED)	(UNAUDITED)

Revenue	$9,526,773	$9,412,564

Cost of sales and services:
Cost of sales and services	5,975,787	6,220,728
Depreciation	784,486	756,039

Total cost of sales and services	6,760,273	6,976,767

Gross profit	2,766,500	2,435,797

Expenses:
Compensation and related expense	403,071	398,895
Depreciation and amortization	60,164	59,758
Selling, general and administrative	1,366,780	1,258,189

Total expenses	1,830,015	1,716,842

Other income (expenses):
Gain on disposal of assets	-	4,918
Miscellaneous income	45,000	2,339
Interest (expense)	(27,225)	(21,337)

Total other income (expenses)	17,775	(14,080)

Net income	$954,260	$704,875

See accompanying notes to the financial statements.

CHRISTIAN DISPOSAL, LLC AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

	2015	2014
	(UNAUDITED)	(UNAUDITED)

Cash flows from operating activities:
Net income	$954,260	$704,875
Adjustments to reconcile net income to net cash provided
from operating activities:
Depreciation and amortization	844,650	815,797
Gain on disposal of assets	-	(4,918)
Other assets	20,000	30,000
Changes in working capital items:
Accounts receivable	139,914	(139,436)
Prepaid expenses	124,282	(43,295)
Accounts payable and accrued expenses	756,564	124,752
Deferred revenue	(27,883)	(109,133)

Net cash provided from operating activities	2,811,787	1,378,642

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	-	4,919
Acquisition of property, plant and equipment	(741,507)	(721,832)

Net cash used in investing activities	(741,507)	(716,913)

Cash flows from financing activities:
Principal payments on notes payable	(234,901)	(6,360)
Member's contributions	118,792	47,856
Member's distributions	(1,422,097)	(946,963)

Net cash used in financing activities	(1,538,206)	(905,467)

Net change in cash	532,074	(243,738)

Beginning cash - January 1	182,784	633,598

Ending cash - September 30	$714,858	$389,860

Supplemental Disclosures of Cash Flow Information:

Cash paid for income tax	$-	$-

Cash paid for interest	$-	$-

See accompanying notes to the financial statements.

CHRISTIAN DISPOSAL, LLC AND SUBSIDIARY

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 1	-	Nature of Business and Summary of Significant Accounting Policies

Nature of Business

Christian Disposal LLC and its affiliates (the “Company”) provide waste management services, including collection, transfer, recycling and disposal services. The Company’s customers include residential, commercial and municipal customers in the St. Louis area and surrounding counties.

Principles of Consolidation

The unaudited consolidated financial statements consist of the accounts of Christian Disposal LLC., consolidated with the results of FWCD, LLC (“FWCD”). All significant intercompany accounts and transactions have been eliminated in combination.

On January 31, 2013 an Operating Agreement for Hwy 79 became effective between FWCD, as its sole Member and Manager.

Basis of Presentation

The Company follows accounting standards set by the Financial Accounting Standards Board (“FASB”) in ASC 115, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification (“ASC”), as the sole source of authoritative U.S. generally, accepted accounting principles.

Concentration of credit risk

The Company generates accounts receivable in the normal course of business and grants credit to customers and does not require collateral to secure accounts receivable.

Cash

The Company maintains cash accounts, which are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At times, cash balances may be in excess of the FDIC insurance limits.

Accounts receivable

Accounts receivable are recorded at management’s estimate of net realizable value. Management evaluates the adequacy of the allowance for doubtful accounts based on historical customer trends, type of customer, such as municipal or commercial, the age of the outstanding receivables and existing economic conditions. Accounts are written off when all collection efforts have been exhausted.

CHRISTIAN DISPOSAL, LLC AND SUBSIDIARY

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 1	-	Nature of Business and Summary of Significant Accounting Policies (Continued)

Property, plant and equipment

Property and equipment is stated at cost. Repairs and maintenance costs are expensed as incurred and additions and improvements that significantly extend the lives of assets are capitalized. Upon disposition, cost and accumulated depreciation are eliminated from the related accounts and any gain or loss is reflected in the statement of operations. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets of three to thirty-nine years.

Deferred revenue

Deferred revenue represents amounts billed to customers in advance of services performed.

Fair value of financial instruments

In accordance with ASC 820, financial instruments, including cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses and deferred revenue are carried at cost, which approximates fair value, due to the short-term nature of these instruments.

The Company has determined the fair value of notes payable through the use of significant other observable inputs. The carrying value of the Company’s notes payable approximates fair value based on current rates offered for debt with similar terms.

There were no triggering events that required fair value measurements of the Company’s nonfinancial assets and liabilities at September 30, 2015 and December 31, 2014.

Long-lived assets

If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed. If this review indicates that the carrying value of the asset will not be recovered, as determined based on projected undiscounted cash flows related to the asset over its remaining life, the carrying value of the asset is reduced to its estimated fair value. There were no impairment charges for the year ended September 30, 2015 or December 31, 2014.

Revenue recognition

The Company recognizes revenue from fees charged for waste collection, transfer, disposal, and recycling services. The fees charged are generally defined in service agreements and vary based on contract-specific terms such as frequency of service and general market factors influencing a municipality’s rates. The fees charged generally include fuel surcharges based on changes in market prices for fuel. Revenue is recognized as services are performed. Certain services are billed prior to performance, such as on a quarterly basis.

CHRISTIAN DISPOSAL, LLC AND SUBSIDIARY

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 1	-	Nature of Business and Summary of Significant Accounting Policies (Continued)

These advance billings are included in deferred revenue and recognized as revenue in the period the service is provided.

Advertising costs

Advertising costs are expensed as incurred and totaled approximately $1,000 for the years ended September 30, 2015 and 2014 respectively.

Income taxes

As a limited liability company, the Company is not subject to U.S. federal, state, or local income taxes. Rather, income taxes related to the Company’s operations are the responsibility of its member. As a single member limited liability company, the Company does not file separate income tax returns, rather all income and expense is reported on the member’s personal income tax return.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets, liabilities, revenues, expenses, and the disclosure of contingent assets and liabilities. Accordingly, actual results could differ from those estimates.

Note 2             -    Property, Plant and Equipment

The principal categories of property, plant and equipment may be summarized as follows:

	September 30, 2015	December 31, 2014
Land	$187,939	$164,173
Building and improvements	1,312,902	1,212,375
Office equipment	294,836	276,491
Vehicles and equipment	10,770,810	10,161,551

Total cost	12,566,487	11,814,590

Less accumulated depreciation	(8,521,348)	(7,666,308)

Undepreciated cost	$4,045,139	$4,148,282

Depreciation expense was approximately $845,000 and $815,000 for the years ended September 30, 2015 and 2014, respectively.

CHRISTIAN DISPOSAL, LLC AND SUBSIDIARY

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 3             -    Notes Payable and Long-Term Debt

Notes payable consisted of the following:

	September 30, 2015	December 31, 2014

Note payable - financing company, secured by equipment, payable in monthly installments of $10,044, including principal and interest at 4.65%, due November 2016	$136,612	$220,607

Note payable - financing company, secured by equipment, payable in monthly installments of $5,836, including principal and interest at 4.29%, due September 2017	133,989	181,346

Note payable - financing company, secured by equipment, payable in monthly installments of $2,899, including principal and interest at 5.75%, due December 2015	-	-

Note payable - individual, secured by equipment, payable in monthly installments of $1,500, non-interest bearing, paid in full in 2014	-	-

Note payable - financing company, secured by equipment, payable in monthly installments of $3,268, including principal and interest at 4.57%, due July 2020	137,661	161,892

Note payable - financing company, secured by equipment, payable in monthly installments of $6,821, including principal and interest at 4.35%, due December 2019	247,646	300,000

Capitalized lease - financing company, secured by equipment, payable in monthly installments of $1,170, including principal and interest at 4.75%, through August 2018	40,131	67,095

Total	696,039	665,893

Less current portion of long-term debt	300,697	308,814

Total debt reflected as long-term	$395,342	$622,126

CHRISTIAN DISPOSAL, LLC AND SUBSIDIARY

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

Note 3	-	Notes Payable and Long-Term Debt (Continued)

Interest expense was approximately $27,000 and $21,000 for the years ended September 30, 2015 and 2014, respectively.

Note 4	-	Concentrations

During the year ended September 30, 2015, one customer accounted for approximately 10% of the Company’s revenues. One customer accounted for approximately 16% of the Company’s accounts receivable balance at September 30, 2015.

During the year ended September 30, 2014, one customer accounted for approximately 10% of the Company’s revenues. One customer accounted for approximately 13% of the Company’s accounts receivable balance at December 31, 2014.

Note 5	-	Risks and Uncertainties

While there are no material pending legal proceedings to which the Company is a party, the Company is involved in various claims, legal actions and regulatory proceedings arising in the ordinary course of business. In the opinion of the Company’s management, the resolution of these matters will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Note 6	-	Subsequent Events

In accordance with ASC 855, the Company has evaluated subsequent events through March 29, 2016, which is the date the financial statements were available to be issued and has determined that the following would be include as subsequent events.

Effective December 22, 2015, the Company was purchased by Meridian Waste Solutions, Inc., for thirteen million dollars (Christian Purchase Agreement).

Pursuant to the Christian Purchase Agreement, and simultaneous with the closing thereof, Christian Disposal, and the Company entered into that certain Employment Agreement with Patrick McLaughlin, pursuant to which Mr. McLaughlin will serve as Area Vice President of Business Development and Marketing for Christian Disposal, for a term of five years (the “Employment Agreement”).